PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	November 1,	November 2,	November 1,	November 2,
	2015	2014	2015	2014
Net sales	$141,692	$124,251	$524,206	$455,527
Costs and expenses:
Cost of sales	(97,078)	(97,626)	(381,070)	(355,181)
Selling, general and administrative	(12,189)	(11,547)	(48,983)	(49,638)
Research and development	(5,177)	(5,801)	(21,920)	(21,913)
Operating income	27,248	9,277	72,233	28,795
Gain on acquisition	-	-	-	16,372
Other income (expense), net	308	(574)	(2,193)	(3,837)
Income before income taxes	27,556	8,703	70,040	41,330
Income tax provision	(5,406)	(2,004)	(13,181)	(9,295)
Net income	22,150	6,699	56,859	32,035
Net income attributable to noncontrolling interests	(3,527)	(2,422)	(12,234)	(6,039)
Net income attributable to Photronics, Inc. shareholders	$18,623	$4,277	$44,625	$25,996

Earnings per share:
Basic	$0.28	$0.07	$0.67	$0.42
Diluted	$0.25	$0.07	$0.63	$0.41

Weighted-average number of common shares outstanding:
Basic	66,575	63,106	66,331	61,779
Diluted	78,631	64,085	78,383	66,679